Exhibit 10


                   ENNIS BUSINESS FORMS, INC.
         UPS GROUND, AIR AND SONICAIR INCENTIVE PROGRAM
                        CARRIER AGREEMENT


Ennis Business Forms, Inc. (Customer) and  United Parcel Service,
Inc., an Ohio Corporation, (UPS) have entered  into the following
Agreement.

UPS is authorized to provide carrier service described herein in accordance with the terms and conditions contained in the Guide to UPS Services and Tariff in effect at the time of shipping and as outlined in Attachments A through F-1. Customer agrees that the terms of this Agreement include the understanding that the Agreement is based on the distinct needs of the Customer and that UPS will be the Customer's preferred carrier of choice.

              Attachments               Description
              -----------               -----------
                  A               Terms & Conditions
                  B               Shipper List
                  C               Domestic Incentive Program
                  D               Ground & Air Discounts
                  E               Specialized Incentive Program
                F & F-1           SonicAir Incentive Program

This Agreement will remain in effect for a period of two (2) years and three (3) months from the Effective Date below except as otherwise provided.

This Agreement shall be considered withdrawn if not signed by both parties on or before February 23, 2003.


(Customer) ENNIS BUSINESS       (Carrier) UNITED PARCEL SERVICE,
           FORMS, INC.                    INC.

By:     /s/ Harve Cathey        By:    /s/ Michael L. Boring
        ---------------------          ------------------------
        (An Authorized                 (An Authorized
        Representative)                Representative)

Title:  VP - Finance            Title: National Accounts Manager

Address:1510 N. Hampton,        Address:4240 International Pkwy.
	Suite 300                       Carrollton, Texas  75007
        DeSoto, TX  75115

Date Signed: 2-20-03            Date Signed:  2-24-03

                                Effective Date:  3-10-03

                          ATTACHMENT A
                       TERMS & CONDITIONS

1. This Agreement applies to eligible packages tendered by the Customer at all U.S. 48 states origin shipping locations as listed on Attachment B (Shipping Locations), to destinations listed in the Guide to UPS Services. Shipping Locations may be added or deleted from this Agreement only by mutual written consent. To add a location, Customer must notify their dedicated UPS National Account Manager seven business days in advance. In the absence of notification, custom or incented rates shall not be applicable.

2. Customer agrees to provide UPS daily with the shipping record documentation as specified by UPS, including gross charges for packages shipped. If Customer cannot supply UPS daily with the gross package charges, charges will be based on a calculation of total volume tendered (less service offerings subject to incentive, e.g. Hundredweight) multiplied by Customer's average package charge, as determined by UPS.

3. UPS will provide the following services to Customer during the life of this Agreement:

      Assistance of:
        (bullet)    Dedicated National Accounts Manager
        (bullet)    Dedicated Customer Service telephone contact
        (bullet)    Dedicated UPS National Account Executive(s)
        (bullet)    Business activity reports

4. UPS reserves the right to charge the Customer a minimum of $50.00 per week in addition to any other charges due to UPS, if the Customer does not tender to UPS a minimum of fifty packages per week. This fee may not apply provided that the Customer notifies UPS of closings due to vacations and holidays.

5. Customer agrees to comply with the letter weight restriction required under the Private Express Statute in its UPS Next
    Day Air Saver, UPS 2nd Day Air A.M., and UPS 2nd Day Air letters.

6. The rates, terms and conditions of this Agreement do not apply to any shipper number used for drop shipping.

7. UPS and Customer agree that the rates, terms and conditions of this Agreement may not be extended or resold to any third party without prior written consent of UPS.

8. Customer agrees to supply UPS with electronic package level detail in a form acceptable to UPS. Package level detail includes, but is not limited to, consignee's full name, complete delivery address, package weight and zone, and package labeling that contains Maxicode, barcoded Zipcode and appropriate service level icon, for every package tendered to UPS. All shipping locations will be equipped with an automated UPS compatible shipping system.

9. With the exception of UPS's right to assign some or all of this Agreement to its affiliates or subsidiaries, this Agreement and the Customer's rights and obligations hereunder are not assignable or transferable. Any attempted assignment or transfer hereof without the prior written consent of UPS shall be void and without force or effect.

10. If a dispute arises out of or relates to this contract, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. If mediation is unsuccessful after thirty (30) days, any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American

    Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All mediation and arbitration shall be held in Atlanta, GA.

11. This Agreement, its Attachments, the Guide to UPS Services and the UPS Tariff in effect at the time of shipping, contain all the terms and conditions agreed to by the parties and supersede any prior agreements between the parties with respect to UPS transportation services. The UPS Service Guide and Tariff are maintained at local UPS offices and on the Web at http://www.ups.com.

12. Customer and UPS agree to maintain the confidentiality of this Agreement, both its existence and the conditions, unless disclosure is required by law.

13. This contract and its provisions will be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of law provisions.

14. This Agreement may be terminated at any time by either party by written notice to the other at the address below given at least thirty (30) days prior to any termination date.

15. At the termination date of this Agreement, UPS may extend, at its option, and continue this Agreement on a month to month basis, subject to any or all rate increases in effect and thereafter.

16. UPS, at its option, has the right to accept, decline or adjust incentives for special shipments that substantially exceed the average weekly volume by location tendered by the customer during the prior twelve months. In addition, UPS may accept special shipments subject to a waiver of the UPS Service Guarantee.

17. Except as otherwise provided herein, all notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing, submitted to the parties' addresses set forth below and given by personal service, (in which case notice shall be deemed effective on the date it is delivered); UPS Next Day Air (registered trademark) (in which case notice shall be deemed effective one Business Day after dispatch); or United States certified mail, return receipt requested, postage prepaid, (in which case notice shall be deemed effective on the third Business Day following its placement in the mail).

    UPS and Customer may change, from time to time, their named respective representatives and addresses for the purpose of this section by written notice each to the other as herein provided.

                      Ennis Attachment B

Shipper # Account          Address           City   ST  Zip   +4
*








































* Confidential information omitted and filed separately with the SEC.

                          ATTACHMENT C
                   DOMESTIC INCENTIVE PROGRAM


1. The discount amounts below are contingent upon the revenue tendered to UPS by the Customer and upon the Customer maintaining its current shipping characteristics under this Agreement.

   Customer further agrees that discounts do not apply to Additional Charges which are defined as those additional and accessorial charges set forth in the UPS Rate Charts in effect at the time of shipping, which are subject to change at any time.

2. UPS will calculate the discount for all locations once per week and will bill the Customer net after discount. The incentive applied each week will be calculated using the average weekly revenue from the previous 13 weeks, once 13 weeks have accumulated.

3. With respect to Prepaid Outbound and Freight Collect Commercial Ground packages, UPS agrees to grant the Customer the following discounts from the published UPS Commercial Ground Service Rate Chart in effect at the time of shipping. The discounts do not apply to Third Party shipments.

  *

   An  additional  discount  from  the  published  UPS Commercial
   Ground Service Rates in effect at the time of shipping may apply based on the revenue tier on Attachment D.

   The minimum net package charge for a UPS Commercial Ground package will be the same as the rate for a one pound zone two package published in the UPS Commercial Ground Service Rate
   Chart in effect at the time of shipping.

4. With respect to UPS Prepaid and Freight Collect Ground Hundredweight, UPS agrees to transport such shipments as Customer may tender to UPS and to provide Customer such transportation and additional services in accordance with the rules of UPS Hundredweight Service in effect at the time of shipping. The discounts do not apply to Third Party shipments.

   UPS agrees to transport UPS Ground Hundredweight packages tendered by Customer and apply UPS Hundredweight pricing when the actual aggregate weight of all ground packages in each shipment delivered to one Consignee at one location on the same day from the same shipper is 200 pounds or more.

   UPS  agrees to grant the Customer the following discounts from the  Tier 02 UPS Hundredweight Service Rate Chart in effect at
   the  time  of  shipping.   Customer  further  agrees  that  no
   discount applies to Additional Charges.

* Confidential information omitted and filed separately with the SEC.

  *





   A minimum charge for a UPS Ground Hundredweight Service shipment will be the greater of either a charge based on 25 pounds per package or the UPS Hundredweight published rate minimum for applicable tier in effect at the time of shipping.

5. With respect to Prepaid and Freight Collect Air letters and packages, UPS agrees to grant the Customer the following discounts from the UPS published Air Service Rates in effect at the time of shipping. The discounts do not apply to Third Party shipments.

        Cell by Cell Incentive Structure for Each Package

  *



























* Confidential information omitted and filed separately with the SEC.

   An additional discount from the published UPS Air Rates in effect at the time of shipping may apply based on the revenue tier on Attachment D.

   In  consideration  of the above incentive matrix on Attachment
   D, a   minimum  net  package  charge  equal to  *  will  apply
   to all UPS Second Day Air Commercial packages.

   In  consideration  of the above incentive matrix on Attachment
   D, a minimum net package charge equal to * will apply to all UPS Second Day Air Residential packages.

   In  consideration  of the above incentive matrix on Attachment
   D, a   minimum   net  package  charge equal to * will apply to
   all UPS Three Day Select Commercial packages.

   In  consideration  of the above incentive matrix on Attachment
   D, a   minimum  net  package  charge  equal to * will apply to
   all UPS Three Day Select Residential packages.

6. With respect to UPS Prepaid and Freight Collect Air Hundredweight packages, UPS agrees to transport such shipments as Customer may tender to UPS and to provide Customer such transportation and additional services in accordance with the rules of UPS Hundredweight Service in effect at the time of shipping. The discounts do not apply to Third Party shipments.

   UPS agrees to grant the Customer the following discounts from the published UPS Hundredweight Service Rate Chart in effect at the time of shipping:

   *





   UPS will apply Hundredweight pricing when the actual aggregate weight of all air packages in each shipment delivered to one
   Consignee at one location on the same day from the same shipper is 100 pounds or more.

   A  minimum  charge  for  a  UPS Next day Air, UPS Next Day Air
   Saver or UPS Second Day Air shipment will be based on an average weight of 10 pounds per package.

   If the dimensional weight of a package measuring over one cubic foot exceeds the actual weight, the dimensional weight of that package will be used in the calculation of the shipment billed weight.



* Confidential information omitted and filed separately with the SEC.

                                          ATTACHMENT D

                                       ENNIS BUSINESS FORMS

                        PREPAID & FREIGHT COLLECT GROUND AND AIR DISCOUNTS

              UPS        UPS       UPS        UPS        UPS        UPS        UPS        UPS
          Commercial Commercial Commercial Commercial Commercial Commercial Commercial Commercial
           Next Day   Next Day   Next Day   Next Day  Second Day Second Day  Three Day   Ground
          Air Letter Air Package Air Saver  Air Saver Air Letter Air Package  Select     Package
                                  Letter     Package                          Package
#



              UPS         UPS         UPS         UPS         UPS         UPS         UPS
          Residential Residential Residential Residential Residential Residential Residential
           Next Day    Next Day    Next Day   Next Day    Second Day  Second Day  Three Day
          Air Letter  Air Package  Air Saver  Air Saver   Air Letter  Air Package   Select
                                    Letter     Package                              Package

#


* The following products will be used to determine the above Average Weekly Gross Revenue tier: Prepaid, Freight collect, and Third Party Billing for UPS Next Day Air Letters and Packages; UPS Next Day Air Hundredweight; UPS Next Day Air Saver Letters and Packages; UPS Next Day Air Saver Hundredweight; UPS Second Day Air A.M. Letters and Packages; UPS Second Day Air A.M. Hundredweight; UPS Second Day Air Letters and Packages; UPS Second Day Air Hundredweight; UPS Three Day Select Commercial and Residential Packages;
  UPS Three Day Select Hundredweight; UPS Ground Commercial and Residential Packages; UPS Ground Hundredweight; UPS Export Express Letters, Documents, and Packages UPS Export Expedited Documents and Packages; and UPS Standard to Canada Packages.

** In consideration of the above incentive matrix, a minimum net package charge equal to # will apply to all UPS
   Second Day Air Commercial packages.

** In consideration of the above incentive matrix, a minimum net package charge equal to # will apply to all UPS Second
   Day Air Residential packages.

** In consideration of the above incentive matrix, a minimum net package charge equal to # will apply to all UPS Three
   Day Select Commercial packages.

** In consideration of the above incentive matrix, a minimum net package charge equal to # will apply to all UPS Three
   Day Select Residential packages.

** In consideration of the above incentive matrix, a minimum net package charge equal to a published zone two one pound package will apply to all UPS Ground Commercial packages.

# Confidential information omitted and filed separately with the SEC.

                          ATTACHMENT E
                  SPECIALIZED INCENTIVE PROGRAM

1. At the end of each Calendar Quarter, UPS will average the Customer's Net Revenue for Prepaid, Freight Collect, and Third Party Billing for UPS Next Day Air Letter, Package, and Hundredweight; UPS Next Day Air Saver Letter, Package, and
   Hundredweight;  UPS  Second Day Air A.M. Letter, Package, and
   Hundredweight;  UPS  Second  Day  Air  Letter,  Package,  and
   Hundredweight; UPS Three Day Select Package and Hundredweight; UPS Ground Package and Hundredweight; UPS Export Express Letter, Document, and Package; UPS Export Expedited Document and Package; and UPS Export Standard Package (less Additional Charges and service offerings subject to incentive, e.g. ARS), and if exceeds the revenue listed below, an additional incentive will be calculated from that revenue. UPS will issue a single check to the Customer representing the total amount of the additional incentive earned within thirty (30) days after the end of each Calendar Quarter and forward to the address below.

              Average Weekly Net         Additional
              Transportation Charges     Incentive
              ---------------------      ---------
              *


2. Customer and UPS have agreed to implement a Guaranteed Service Refund procedure for Customer for shippers listed on Attachment B. This procedure will begin on the effective date as stated below and will be administered for the life of the current UPS/Customer transportation Agreement that includes the products as identified by this Addendum. UPS reserves the right to use any new automated refund procedures when they become available.

   Customer shall be entitled to a refund of the package shipping charges when the overall on-time delivery for all of Customer's outbound ( i.e., packages picked up daily at Customer locations) Ground and Air packages fall below the agreed upon performance threshold of 97% for Ground and 98% for Air products.

   Both parties agree that in the event UPS does not meet the agreed upon performance threshold, Customer will receive reimbursement of shipping charges for the performance shortfall. Shortfall performance consists of only those packages not delivered on time as set forth. Customer agrees to place a UPS compatible bar code "smart label" on every package shipped and transmit 100% PLD at end of day for packages tendered to UPS. Only packages with the UPS traceable barcode "smart label" and with matching PLD information will be eligible for this service level performance guarantee. Compensation will be made by UPS to Customer every quarter. The performance standards listed below will be used to calculate the refund. If our performance is equal or better than the thresholds stated below, no refund will be due.

                              Committed Percent
                  Product         On Time
                  ------          -------
                  Ground             *
                  Air                *

* Confidential information omitted and filed separately with the SEC.

   The following UPS developed reports will be utilized to measure the performance standards:
     (bullet) UPS "Shipping Performance Report" for percent effectiveness report number N083CMR403
     (bullet)    UPS  SIPPS  Report  (used  to  determine Average
                 Revenue per Piece per Product)

     The following example is designed for illustrative use only:

     Assume that Customer ships 100,000 Ground packages during a quarter interval and UPS provided a service level of *
     Customer will receive reimbursement on * (* committed performance standard minus * actual) of the packages shipped during this period. Reimbursement would, therefore, be equal to the result of the following calculation:

     * X * X (Average Net Revenue per Ground Piece received for the current quarter)

   This methodology for calculating potential service performance refunds will be conducted for Ground and Air independently of one another.

   These performance standards will remain in effect during the life of this contract as long as the current shipping characteristics remain constant.

     To define the UPS Service Guarantee and the terms and conditions of this Addendum, the following guidelines are defined for UPS and Customer:

         (bullet)  The  UPS  Service Guarantee  does not apply to
                   drop shipments.
         (bullet) Customer will not seek refunds from UPS via any other methodologies.
         (bullet)  Customer   agrees  not  to  deduct  actual  or
                   anticipated refunds from UPS bills.
         (bullet)  Customer  agrees  to  the tracking limitations
                   described in the current UPS Service Guide.
         (bullet) Only volume tendered to UPS twilight sorts will be eligible for Guaranteed Service Refunds.
         (bullet) Customer agrees that UPS is not responsible for service which is precluded by an act of God, authority of law, strikes, lockouts, casualties, and other conditions beyond UPS' control.
         (bullet) Any payments due to Customer will be issued within thirty (30) days following the end of each quarter.

   Either party reserves the right to terminate the Guaranteed Service Refund portion of this Agreement without terminating the entire Carrier Agreement as follows: (i) by either party providing the other party with thirty (30) days' prior written notice, which notice shall specify the effective date of termination; and (ii) either party may terminate this Agreement immediately if the other party fails to cure any material breach of this Addendum within three (3) days of receipt of notice of such breach.

3. UPS shall at all times during the term of this Agreement protect, indemnify and hold harmless Customer, its agents and employees from and against liability, loss, damage, penalties, fines, costs and expenses of any kind whatsoever (including reasonable attorney's fees and other legal costs and expenses) except to the extent of the negligent acts or omissions of Customer, its agents and employees caused by the negligence acts or omissions of UPS, its agents or employees resulting in bodily injury, death, damage to property, asserted against Customer or its affiliates by any person during its performance of the services provided under this Agreement notwithstanding anything in this paragraph UPS's liability for loss or damage to any package is limited to $100 per package. Additional insurance is available if the package is declared and the declared value charges are paid.

* Confidential information omitted and filed separately with the SEC.

                          ATTACHMENT F
                   SONICAIR INCENTIVE PROGRAM
                    TRANSPORTATION AGREEMENT

1. In consideration of the rates set forth in Attachment F-1 ("Rates"), UPS agrees to provide its SonicAir BestFlight (service mark) same day delivery, rush and other shipping services ("Services") to Customer on an on-demand basis in accordance with the terms and conditions of this Agreement and the terms and conditions of the UPS SonicAir BestFlight Waybill, including limitations of liability, which are incorporated herein by reference. In the event of a conflict between this Incentive Program and the Waybill, this Incentive Program will control.

2. UPS will make Services available to Customer twenty-four (24) hours a day, seven (7) days a week and will perform the Services according to the description contained in the SonicAir BestFlight (service mark) Waybill. Customer understands that UPS will not accept hazardous materials of any kind for transport under this Incentive Program.

3. Customer must present any claims for loss or damage to Customer's cargo in writing to UPS, at the address set forth below, within reasonable time, but in no event longer than ninety (90) days after such cargo has been tendered to UPS.

                               UPS
                   c/o Service Parts Logistics
                    35 Glenlake Parkway, N.E.
                            Suite 475
                       Atlanta, GA  30328

4. This Incentive Program will automatically be renewed for additional one (1) year terms unless Customer provides written notification of termination to UPS, at the address set forth in item three (3).

5. Customer acknowledges that certain Conditions could alter UPS's operating expenses on which the Rates are based. As used herein, a Condition means the enactment or promulgation of any new law, regulation or statute or the imposition of new material requirements on the issuance or renewal of any official permit, license or approval after the Effective Date, which (a) affects the operating costs or the ability of UPS to perform the Services, (b) is substantially more burdensome on UPS than the requirements as of the Effective Date, or (c) results in a substantial decrease in the Rates to which UPS would otherwise be entitled. If any Condition occurs after the Effective Date, UPS reserves the right to make such Rate adjustments as it deems reasonably necessary to preserve for UPS its intended benefits, by providing Customer with thirty days prior written notice of such adjustments.

6. This Incentive Program, its Attachments and the SonicAir BestFlight (service mark) Waybill contain all of the terms and conditions agreed to by the parties and supersede any prior agreement between the parties for the Service(s). Customer shall not extend, assign or transfer any of its rights hereunder, without the prior written consent of UPS. Any assignment or attempt to assign, transfer or subcontract thereof without the prior written consent UPS shall be void and without force or effect.

7. Customer  agrees  that the pricing agreed to in this Incentive
   Program is subject to increases proportionate to increases in the SonicAir BestFlight (service mark) tariff rates. Tier

* Confidential information omitted and filed separately with the SEC.

   Discounts are based on Customer volume commitment levels as shown on the attached rate sheet. In the event Customer fails to meet its Volume commitments as required for the additional tier discount, which will be reviewed periodically, UPSSPL reserves the right to revert the Rates of this Agreement to the appropriate tier or Published Rates upon thirty (30) days written notice. Customer agrees that the tier discounts will initially be based on a volume commitment between one and one-hundred shipments per year.

                         ATTACHMENT F-1


UPS SonicAir BestFlight (service mark) Services                 Shipment Volume per Year
Door to Door Shipments picked up and delivered door to door     *
  1 to 10 pounds                                                *
  11 to 50 pounds                                               *
  51 to 70 pounds                                               *
Hold for Pickup  Shipments held for pickup at the
  destination airport
  1 to 10 pounds                                                *
  11 to 50 pounds                                               *
  51 to 70 pounds                                               *
             Additional Services
             -------------------
Retrieval/Drive (within 15 miles) up to 50 pounds               *
Shipments picked up and delivered to consignee                  *
Attempts (within 15 miles) up to 50 pounds
Shipments where delivery is attempted but consignee/
  recipient was not available
Express Freight minimum of 100 pounds                           *
Freight shipments delivered door to door
Hand Carry                                                      *
High value shipments hand-carried every step of the way
Charter                                                         *
Shipments sent via chartered flight to destination
International BestFlight                                        *
Shipments sent via BestFlight for immediate delivery
Refer to UPS SonicAir International Rate Chart
             Additional Charges
             ------------------
Additional Airbill                                              *
Commercial airline fee charged for packages over 70 lbs.
Or multiple pieces exceeding priority package guidelines
Additional Mileage                                              *
For pickup and delivery beyond a 15-mile radius from
  the airport
Additional Weight (Drive service only)                          *
For shipments over 50 lbs. Assessed in 50 lb. increments
Additional Weight                                               *
For shipments within commercial airline priority package
  guidelines over 25 lbs. and up to 70 lbs.
PM / Weekends                                                   *
For pickup or delivery before or after normal business
  hours
8:00 AM - 8:00 PM Monday through Friday
Waiting Time                                                    *
When a courier waits in excess of 15 minutes; accrued
  in 15 minute intervals
Holiday                                                         *
For pickup or delivery on holidays, including Christmas
  Day, Thanksgiving Day, New Year's Day, July 4th,
  Labor Day, Memorial Day and Easter
Declared Value                                                  *
For shipments of unusually high value requiring
  insurance
Switch                                                          *
When direct flight is not available and two separate
  airlines must be used.  This does not refer to
  connecting flights on the same airlines.
Tolls, Parking                                                  *
Fuel Surcharge
Visit our website for the most up-to-date information
  regarding surcharges,
  http://www.spl.upslogistics.com/best_flight.htm               *
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* Confidential information omitted and filed separately
  with the SEC.

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